Exhibit 99.1

AquaBounty Technologies Announces Promotion of David F. Melbourne Jr. to President

MAYNARD, Mass., August 14, 2023 -- AquaBounty Technologies, Inc. (NASDAQ: AQB) (“AquaBounty” or the “Company”), a land-based aquaculture company utilizing technology to enhance productivity and sustainability, today announced that with the ascension of Sylvia Wulf to the role of Board Chair and her continuing responsibilities as Chief Executive Officer of AquaBounty, David F. Melbourne Jr. has been promoted to the position of President.

“I am pleased to announce that Dave Melbourne will take on the position of President of AquaBounty, as part of our leadership progression to drive continued growth and expansion,” said Sylvia Wulf, Board Chair and Chief Executive Officer of AquaBounty.  Dave joined the AquaBounty team in June 2019 as our Chief Commercial Officer with a background in general management, operations/commercial management and innovation.  His 25+ years of experience in the seafood industry spans both wild fisheries and aquaculture. In his new role, Dave will oversee the day-to-day business functions for the Company, including current farm operations in the U.S. and Canada, R&D, quality, people management, and commercial operations.  With Dave in his new role, I will focus on strategic initiatives, including investor relations, financing alternatives to complete the Ohio Farm, business development including geographic and species expansion, and my responsibilities as Chair of the AquaBounty Board of Directors. We remain focused on the strategic imperatives that will improve, grow and expand our business.  We have made significant progress in building a solid foundation that includes a motivated, skilled and dedicated team; enhancing and continuing to improve our operational expertise while building our customer base; and driving advancements in breeding, genetics, fish health and nutrition,” continued Wulf.

“I am excited about my new role as President and working closely with the entire AquaBounty team to deliver future success.  The Company continues to lead transformative solutions that will benefit the future of aquaculture, our customers and consumers.  I am proud to be part of a growing, purpose driven organization, that provides a domestic source of Atlantic salmon that is safe, secure and sustainable,” said Melbourne.

“I remain confident that AquaBounty has a bright future.  While land-based farming using Recirculating Aquaculture System (“RAS”) technology is still developing, the timing could not be better for the Company to leverage our advantages of vertical integration from broodstock to harvest, as well as our several decades of proven expertise in operating land-based RAS facilities; especially as we consider the negative impacts from climate change on food security and the environment.  We have a strong, accomplished team, and together we look forward to driving continued progress,” concluded Wulf.

About AquaBounty

At AquaBounty Technologies, Inc. (NASDAQ: AQB), we believe we are a leader in land-based sustainable aquaculture from start to finish.  As a vertically integrated Company from broodstock to grow out, we are leveraging decades of expertise in fish breeding, genetics, and health & nutrition to deliver disruptive solutions that address food insecurity and climate change issues.  We are committed to feeding the world efficiently, sustainably and profitably.  AquaBounty provides fresh Atlantic salmon to nearby markets by raising its fish in carefully monitored land-based fish farms through a safe, secure and sustainable process.  The Company’s land-based Recirculating Aquaculture System (“RAS”) farms, including a grow-out farm located in Indiana, United States and a broodstock and egg production farm located on Prince Edward Island, Canada, are close to key consumption markets and are designed to prevent disease and to include multiple levels of fish containment to protect wild fish populations.  AquaBounty is raising nutritious salmon that is free of antibiotics and contaminants and provides a solution resulting in a reduced carbon footprint and no risk of pollution to marine ecosystems as compared to traditional sea-cage farming.  For more information on AquaBounty, please visit www.aquabounty.com or follow us on Facebook,  Twitter,  LinkedIn and Instagram.

Forward-Looking Statements

This press release contains “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995, as amended, including regarding the timing of the contemplated bond financing; timing of construction; and expansion of potential business and partnership opportunities.  The forward-looking statements in this press release are neither promises nor guarantees, and you should not place undue reliance on these statements because they involve significant risks and uncertainties about AquaBounty.  AquaBounty may use words such as “continue,” “believe,” “will,” “may,” the negative forms of these words and similar expressions to identify such forward-looking statements.  Among the important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are, among other things, the potential for additional delays and increased costs related to construction of our new farms; a failure to raise additional capital to finance our activities on acceptable terms; an inability to produce and sell our products in sufficient volume and at acceptable cost and prices; any inability to protect our intellectual property and other proprietary rights and technologies; the effect of changes in applicable laws, regulations and policies; our ability to secure any necessary regulatory approvals; the degree of market acceptance of our products; our failure to retain and recruit key personnel; and the price and volatility of our common stock.  Forward-looking statements speak only as of the date hereof, and, except as required by law, AquaBounty undertakes no obligation to update or revise these forward-looking statements.  For information regarding the risks faced by us, please refer to our public filings with the Securities and Exchange Commission (“SEC”), available on the Investors section of our website at www.aquabounty.com and on the SEC’s website at www.sec.gov.

Company & Investor Contact:
AquaBounty Technologies
Dave Conley
Corporate Communications
(613) 294-3078

dconley@aquabounty.com

Media Contact:
Vince McMorrow
Fahlgren Mortine
(614) 906-1671
vince.mcmorrow@Fahlgren.com